WELLSFORD CAPITAL PROPERTIES, L.L.C., as mortgagor

                                 (Borrower)


                                     to


                 LEHMAN BROTHERS HOLDINGS INC., as mortgagee

                                  (Lender)


         -----------------------------------------------------------

                       MORTGAGE AND SECURITY AGREEMENT

         -----------------------------------------------------------



                         Dated: October 22, 1998

                         Location: 19-23 Keewaydin Drive
                                   Salem, New Hampshire


                         PREPARED BY AND UPON RECORDATION RETURN TO:

                         Kelley Drye & Warren LLP
                         101 Park Avenue
                         New York NY  10178
                         Attention:  Thomas E. Tether, Esq.
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                              TABLE OF CONTENTS


                                                                         Page


ARTICLE 1 GRANTS OF SECURITY . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.1    Property Mortgaged . . . . . . . . . . . . . . . . . . .1
     Section 1.2    Assignment of Rents. . . . . . . . . . . . . . . . . . .3
     Section 1.3    Security Agreement . . . . . . . . . . . . . . . . . . .4
     Section 1.4    Pledge of Monies Held. . . . . . . . . . . . . . . . . .4

ARTICLE 2 DEBT AND OBLIGATIONS SECURED . . . . . . . . . . . . . . . . . . .4
     Section 2.1    Debt . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Section 2.2    Other Obligations. . . . . . . . . . . . . . . . . . . .5
     Section 2.3    Debt and Other Obligations . . . . . . . . . . . . . . .5
     Section 2.4    Payments . . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE 3 BORROWER COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .6
     Section 3.1    Payment of Debt. . . . . . . . . . . . . . . . . . . . .6
     Section 3.2    Incorporation by Reference . . . . . . . . . . . . . . .6
     Section 3.3    Insurance. . . . . . . . . . . . . . . . . . . . . . . .6
     Section 3.4    Payment of Taxes, etc. . . . . . . . . . . . . . . . . 10
     Section 3.5    Escrow Fund. . . . . . . . . . . . . . . . . . . . . . 11
     Section 3.6    Condemnation . . . . . . . . . . . . . . . . . . . . . 11
     Section 3.7    Leases and Rents . . . . . . . . . . . . . . . . . . . 12
     Section 3.8    Maintenance of Property. . . . . . . . . . . . . . . . 13
     Section 3.9    Waste. . . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 3.10   Compliance With Laws . . . . . . . . . . . . . . . . . 14
     Section 3.11   Books and Records. . . . . . . . . . . . . . . . . . . 14
     Section 3.12   Payment for Labor and Materials. . . . . . . . . . . . 16
     Section 3.13   Management Agreements. . . . . . . . . . . . . . . . . 16
     Section 3.14   Performance of Other Agreements. . . . . . . . . . . . 17
     Section 3.15   Change of Name, Identity or Structure. . . . . . . . . 18
     Section 3.16   Existence. . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE 4 SPECIAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . 18
     Section 4.1    Property Use . . . . . . . . . . . . . . . . . . . . . 18
     Section 4.2    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . 18

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                              TABLE OF CONTENTS
                                 (continued)


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     Section 4.3    Single Purpose Entity. . . . . . . . . . . . . . . . . 19
     Section 4.4    Restoration. . . . . . . . . . . . . . . . . . . . . . 20
     Section 4.5    Lockbox Account. . . . . . . . . . . . . . . . . . . . 26
     Section 4.6    Other Debt . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE 5 REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . 26
     Section 5.1    Warranty of Title. . . . . . . . . . . . . . . . . . . 26
     Section 5.2    Authority. . . . . . . . . . . . . . . . . . . . . . . 27
     Section 5.3    Legal Status and Authority . . . . . . . . . . . . . . 27
     Section 5.4    Validity of Documents. . . . . . . . . . . . . . . . . 27
     Section 5.5    Litigation . . . . . . . . . . . . . . . . . . . . . . 27
     Section 5.6    Status of Property . . . . . . . . . . . . . . . . . . 27
     Section 5.7    No Foreign Person. . . . . . . . . . . . . . . . . . . 29
     Section 5.8    Separate Tax Lot . . . . . . . . . . . . . . . . . . . 29
     Section 5.9    ERISA Compliance . . . . . . . . . . . . . . . . . . . 29
     Section 5.10   Leases . . . . . . . . . . . . . . . . . . . . . . . . 29
     Section 5.11   Financial Condition. . . . . . . . . . . . . . . . . . 29
     Section 5.12   Business Purposes. . . . . . . . . . . . . . . . . . . 30
     Section 5.13   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 30
     Section 5.14   Mailing Address. . . . . . . . . . . . . . . . . . . . 30
     Section 5.15   No Change in Facts or Circumstances. . . . . . . . . . 30
     Section 5.16   Disclosure . . . . . . . . . . . . . . . . . . . . . . 30
     Section 5.17   Third Party Representations. . . . . . . . . . . . . . 30
     Section 5.18   Illegal Activity . . . . . . . . . . . . . . . . . . . 30

ARTICLE 6 OBLIGATIONS AND RELIANCES. . . . . . . . . . . . . . . . . . . . 30
     Section 6.1    Relationship of Borrower and Lender. . . . . . . . . . 30
     Section 6.2    No Reliance on Lender. . . . . . . . . . . . . . . . . 30
     Section 6.3    No Lender Obligations. . . . . . . . . . . . . . . . . 31
     Section 6.4    Reliance . . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE 7 FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . 31
     Section 7.1    Recording of Security Instrument, etc. . . . . . . . . 31

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                                 (continued)

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     Section 7.2    Further Acts, etc. . . . . . . . . . . . . . . . . . . 32
     Section 7.3    Changes in Tax, Debt, Credit and Documentary Stamp Laws32
     Section 7.4    Estoppel Certificates. . . . . . . . . . . . . . . . . 32
     Section 7.5    Splitting of Security Instrument . . . . . . . . . . . 33
     Section 7.6    Replacement Documents. . . . . . . . . . . . . . . . . 34

ARTICLE 8 DUE ON SALE/ENCUMBRANCE. . . . . . . . . . . . . . . . . . . . . 34
     Section 8.1    Lender Reliance. . . . . . . . . . . . . . . . . . . . 34
     Section 8.2    No Sale/Encumbrance. . . . . . . . . . . . . . . . . . 34
     Section 8.3    Sale/Encumbrance Defined . . . . . . . . . . . . . . . 34
     Section 8.4    Lender's Rights. . . . . . . . . . . . . . . . . . . . 35

ARTICLE 9 PREPAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     Section 9.1    Prepayment Before Event of Default . . . . . . . . . . 35
     Section 9.2    Prepayment After Event of Default. . . . . . . . . . . 36

ARTICLE 10     DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     Section 10.1   Events of Default. . . . . . . . . . . . . . . . . . . 36
     Section 10.2   Late Payment Charge. . . . . . . . . . . . . . . . . . 39
     Section 10.3   Default Interest . . . . . . . . . . . . . . . . . . . 39

ARTICLE 11     RIGHTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . 39
     Section 11.1   Remedies . . . . . . . . . . . . . . . . . . . . . . . 39
     Section 11.2   Application of Proceeds. . . . . . . . . . . . . . . . 41
     Section 11.3   Right to Cure Defaults . . . . . . . . . . . . . . . . 42
     Section 11.4   Actions and Proceedings. . . . . . . . . . . . . . . . 42
     Section 11.5   Recovery of Sums Required To Be Paid . . . . . . . . . 42
     Section 11.6   Examination of Books and Records . . . . . . . . . . . 42
     Section 11.7   Other Rights, etc. . . . . . . . . . . . . . . . . . . 43
     Section 11.8   Right to Release Any Portion of the Property . . . . . 43
     Section 11.9   Violation of Laws. . . . . . . . . . . . . . . . . . . 43
     Section 11.10  Recourse and Choice of Remedies. . . . . . . . . . . . 43
     Section 11.11  Right of Entry . . . . . . . . . . . . . . . . . . . . 44

ARTICLE 12     ENVIRONMENTAL HAZARDS . . . . . . . . . . . . . . . . . . . 44

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                                 (continued)

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     Section 12.1   Environmental Representations and Warranties . . . . . 44
     Section 12.2   Environmental Covenants. . . . . . . . . . . . . . . . 46
     Section 12.3   Lender's Rights. . . . . . . . . . . . . . . . . . . . 47

ARTICLE 13     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . 47
     Section 13.1   General Indemnification. . . . . . . . . . . . . . . . 47
     Section 13.2   Mortgage and/or Intangible Tax . . . . . . . . . . . . 48
     Section 13.3   ERISA Indemnification. . . . . . . . . . . . . . . . . 48
     Section 13.4   Environmental Indemnification. . . . . . . . . . . . . 48
     Section 13.5   Duty to Defend; Attorneys' Fees and Other Fees and
Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

ARTICLE 14     WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     Section 14.1   Waiver of Counterclaim . . . . . . . . . . . . . . . . 50
     Section 14.2   Marshalling and Other Matters. . . . . . . . . . . . . 50
     Section 14.3   Waiver of Notice . . . . . . . . . . . . . . . . . . . 50
     Section 14.4   Waiver of Statute of Limitations . . . . . . . . . . . 51
     Section 14.5   Sole Discretion of Lender. . . . . . . . . . . . . . . 51
     Section 14.6   Survival . . . . . . . . . . . . . . . . . . . . . . . 51
     Section 14.7   WAIVER OF TRIAL BY JURY. . . . . . . . . . . . . . . . 51

ARTICLE 15     EXCULPATION . . . . . . . . . . . . . . . . . . . . . . . . 52
     Section 15.1   Exculpation. . . . . . . . . . . . . . . . . . . . . . 52
     Section 15.2   Reservation of Certain Rights. . . . . . . . . . . . . 52
     Section 15.3   Exceptions to Exculpation. . . . . . . . . . . . . . . 52
     Section 15.4   Recourse . . . . . . . . . . . . . . . . . . . . . . . 53
     Section 15.5   Bankruptcy Claims. . . . . . . . . . . . . . . . . . . 53

ARTICLE 16     NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     Section 16.1   Notices. . . . . . . . . . . . . . . . . . . . . . . . 53

ARTICLE 17     SERVICE OF PROCESS. . . . . . . . . . . . . . . . . . . . . 54
     Section 17.1   Submission to Jurisdiction . . . . . . . . . . . . . . 54
     Section 17.2   Jurisdiction Not Exclusive . . . . . . . . . . . . . . 55

ARTICLE 18     APPLICABLE LAW. . . . . . . . . . . . . . . . . . . . . . . 55
     Section 18.1   Choice of Law. . . . . . . . . . . . . . . . . . . . . 55

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                                 (continued)

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     Section 18.2   Usury Laws . . . . . . . . . . . . . . . . . . . . . . 55
     Section 18.3   Provisions Subject to Applicable Law . . . . . . . . . 55

ARTICLE 19     SECONDARY MARKET. . . . . . . . . . . . . . . . . . . . . . 55
     Section 19.1   Transfer of Loan . . . . . . . . . . . . . . . . . . . 55

ARTICLE 20     COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     Section 20.1   Performance at Borrower's Expense. . . . . . . . . . . 56
     Section 20.2   Attorney's Fees for Enforcement. . . . . . . . . . . . 56

ARTICLE 21     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . 57
     Section 21.1   General Definitions. . . . . . . . . . . . . . . . . . 57

ARTICLE 22     MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . 57
     Section 22.1   No Oral Change . . . . . . . . . . . . . . . . . . . . 57
     Section 22.2   Liability. . . . . . . . . . . . . . . . . . . . . . . 57
     Section 22.3   Inapplicable Provisions. . . . . . . . . . . . . . . . 57
     Section 22.4   Headings, etc. . . . . . . . . . . . . . . . . . . . . 58
     Section 22.5   Duplicate Originals; Counterparts. . . . . . . . . . . 58
     Section 22.6   Number and Gender. . . . . . . . . . . . . . . . . . . 58
     Section 22.7   Entire Agreement . . . . . . . . . . . . . . . . . . . 58

ARTICLE 23     CROSS-COLLATERALIZATION . . . . . . . . . . . . . . . . . . 58

          THIS MORTGAGE AND SECURITY AGREEMENT (this "Security Instrument") is made as of the 22nd day of October, 1998, by WELLSFORD CAPITAL PROPERTIES, L.L.C., a Delaware limited liability company having its principal place of business c/o Wellsford Real Properties, Inc., 610 Fifth Avenue, New York, New York 10020, as mortgagor ("Borrower") to LEHMAN BROTHERS HOLDINGS INC., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc., a Delaware corporation, having an address at 3 World Financial Center, 12th Floor, New York, New York 10285-1200, as mortgagee ("Lender").

                              R E C I T A L S:

          Borrower by its promissory note of even date herewith given to Lender is indebted to Lender in the principal sum of Twenty-Eight Million and 00/100 Dollars ($28,000,000.00) in lawful money of the United States of America (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the "Note"), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

          Borrower desires to secure the payment of the Debt (as defined in Article 2) and the performance of all of its obligations under the Note and the Other Obligations (as defined in Article 2).


                                  ARTICLE 1

                             GRANTS OF SECURITY

     Section 1.1 Property Mortgaged. Borrower, for consideration paid, does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender with MORTGAGE COVENANTS, and grant a security interest to Lender in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the "Property"):

          (a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the "Land");

          (b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument:

          (c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the
"Improvements");

          (d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto, and all minerals, oils, gas and other hydrocarbon substances thereon or therein;

          (e) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

          (f) Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of all or any part of the Land and the Improvements heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C.
Section 101 et seq., as the same may be amended from time to time (the "Bankruptcy Code") together with all extensions, renewals, guaranties and/or modifications of, and substitutions for, the same (the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, revenues, issues and profits, royalties, income and other benefits, including those now due, past due and to become due, under or by virtue of the Leases, including without limitation, base rents, minimum rents, additional rents, percentage rents, security deposits, charges for parking, maintenance, taxes and insurance, deficiency rents and damages following default, the premium payable by any tenant upon the exercise of a cancellation privilege provided in any Lease, all proceeds payable under any policy of insurance covering loss of rent resulting from any destruction or damage to all or any part of the Property, and all other rights and claims of any kind which Borrower may have against any tenant or any other occupant of all or any part of the Property (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

          (g) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

          (h) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

          (i) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

          (j) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

          (k) Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

          (1) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

          (m) Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property; and

          (n) Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (m) above.

     Section 1.2 Assignment of Rents. Borrower hereby absolutely and unconditionally assigns to Lender Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.7, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

     Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (defined in Section 2.3), a security interest in the Personal Property to the full extent that the Personal Property may be subject to the Uniform Commercial Code.

     Section 1.4 Pledge of Monies Held. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (as defined in Section 3.5), Net Proceeds (as defined in Section 4.4), the Lockbox Account (as defined in Section 4.5) and condemnation awards or payments described in
Section 4.4, as additional security for the Obligations until expended or applied as provided in this Security Instrument.


                             CONDITIONS TO GRANT

          TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever;

          PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.


                                  ARTICLE 2
                        DEBT AND OBLIGATIONS SECURED

     Section 2.1 Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the "Debt"):

          (a) the payment of the indebtedness evidenced by the Note in lawful money of the United States of America;

          (b) the payment of interest, default interest, late charges and other sums, as provided in the Note, this Security Instrument or the Other Security Documents (defined below);

          (c)  the payment of the Prepayment Fee (as defined in the Note);

          (d) the payment of all other moneys agreed or provided to be paid by Borrower in the Note, this Security Instrument or the Other Security Documents (as defined herein);

          (e) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

          (f) the payment of all sums advanced and reasonable costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

     Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the "Other Obligations"):

          (a) the performance of all other obligations of Borrower contained herein;

          (b) the performance of each obligation of Borrower contained in any other agreement given by Borrower to Lender which is for the purpose of further securing the obligations secured hereby, and any amendments, modifications and changes thereto; and

          (c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, this Security Instrument or the Other Security Documents.

     Section 2.3 Debt and Other Obligations. Borrower's obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the "Obligations."

     Section 2.4 Payments. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default (defined below).


                                  ARTICLE 3

                             BORROWER COVENANTS

          Borrower covenants and agrees that:

     Section 3.1 Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.

     Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents other than the Note or this Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note (the "Other Security Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

     Section 3.3  Insurance.

          (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

               (i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Security Instrument shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the allocated loan amount for the Property as set forth in Exhibit A to the Note; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of the lesser of $10,000.00 and one percent (1%) of the face value of such policy; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twenty-four (24) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection. In addition, Borrower shall obtain (y) flood hazard insurance if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", such flood hazard insurance to be in an amount equal to the lesser of (a) the allocated loan amount for the Property as set forth on Exhibit A to the Note or (b) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this Subsection 3.3(a)(i) except that the deductible on such insurance shall not be in excess of five percent (5%) of the allocated loan amount for the Property as set forth on Exhibit A to the Note;

               (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form with a combined single limit of not less than $1,000,000.00; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate as determined by Lender in the exercise of its reasonable discretion; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all written and oral contracts; and (5) contractual liability covering the indemnities contained in Article 13 hereof to the extent the same is available;

               (iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Subsection 3.3(a)(i); (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twenty-four (24) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to 100% of the projected gross income from the Property for a period of twelve (12) months. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding twenty-four (24) month period. All insurance proceeds payable to Lender pursuant to this Subsection 3.3(a)(iii) shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

               (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Subsection 3.3(a)(i) shall be written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 3.3(a)(i), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

               (v) workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

               (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the comprehensive all risk insurance policy required under Subsection 3.3(a)(i);

               (vii) umbrella liability insurance in an amount not less than $50,000,000.00 per occurrence on terms consistent with the commercial general liability insurance policy required under Subsection 3.3(a)(ii);

               (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000.00; and

               (ix) such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

          (b) All insurance provided for in Subsection 3.3(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be subject to the reasonable approval of Lender as to insurance companies, amounts, forms, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and approved by Lender in the exercise of its reasonable discretion. The insurance companies must have a rating of "Aa1" or better for claims paying ability assigned by Moody's Investors Service, Inc. and a rating from A.M. Best's of at least A:XV, and in the event such insurance companies are rated by Fitch Investors Service, Inc. and Duff & Phelps Credit Rating Company, and if there are any Securities (defined in Section 19.1 below) issued which have been assigned a rating by a credit rating agency approved by Lender (a "Rating Agency"), the insurance company shall have a claims paying ability rating by such Rating Agency equal to or greater than the rating of the highest class of the Securities (each such insurer shall be referred to below as a "Qualified Insurer"). The Policies described in Subsections 3.3(a)(i), (iii), (iv)(B) and (vi) shall designate Lender as loss payee. Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Subsection 3.3(a), certified copies of the Policies marked "premium paid" or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums") shall be delivered by Borrower to Lender; provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders therefor to be followed by the original Policies when issued.

          (c) Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender's interest is included therein as provided in this Security Instrument and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 3.3(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Subsection 3.3(a). Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Subsection 3.3(a).

          (d) All Policies of insurance provided for or contemplated by Subsection 3.3(a), except for the Policy referenced in Subsection (a)(v), shall name Lender and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

          (e) All Policies of insurance provided for in Subsection 3.3(a) shall contain clauses or endorsements to the effect that:

               (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

               (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days' written notice to Lender and any other party named therein as an insured; and

               (iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty
(30) days prior to its expiration; and

               (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

          (f) Borrower shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower's fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

          (g) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by this Security Instrument and shall bear interest in accordance with Section 10.3 hereof.

          (h) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the "Restoration") and otherwise in accordance with Section 4.4 of this Security Instrument. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

          (i) In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

     Section 3.4 Payment of Taxes, etc. Borrower shall promptly pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable. Borrower will deliver to Lender, promptly upon Lender's request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument and/or the Lockbox Agreement, Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent. If any Taxes or Other Charges are not paid as herein provided or pursuant to the Lockbox Agreement, Lender shall have the right to pay the same, together with any penalty and interest thereon, and the amount or amounts so paid or advanced shall forthwith be payable by Borrower to Lender and shall be secured by the lien of this Security Instrument; provided, however, that Borrower may in good faith contest, at Borrower's own cost and expenses, by proper legal proceedings, the validity or amount of any Taxes or Other Charges, on the condition that Borrower first shall, unless the contested amount is paid in full when due despite such contest, deposit with Lender, as security for the payment of such contested item, an amount equal to the contested item plus all penalties and interest which would be payable if Borrower is ultimately required to pay such contested item, and on the further condition that no amount so contested may remain unpaid for such length of time as shall permit the Property, or the lien thereon created by the item being contested, to be sold for the nonpayment thereof, or as shall permit an action, either of foreclosure or otherwise, to be commenced by the holder of any such lien, or as shall permit the Property to be otherwise in danger of sale, forfeiture or loss by reason of such proceedings. Borrower will not claim any credit on, or make any deduction from the Debt by reason of the payment of any Taxes or Other Charges.

     Section 3.5 Escrow Fund. In addition to the initial deposits with respect to Taxes, Premiums and Other Charges made by Borrower to Lender on the date hereof in accordance with the Lockbox Agreement, Borrower shall pay to Lender on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months, (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof and (c) one-twelfth of an amount which would be sufficient to pay the Other Charges payable, or estimating by Lender to be payable, during the next ensuing twelve (12) months (the amounts in (a), (b) and (c) above shall be called the "Escrow Fund"). Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes, Insurance Premiums and Other Charges of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate taxing authority or other appropriate party. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Escrow Fund to payments of Taxes, Insurance Premiums and Other Charges required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes, Insurance Premiums and Other Charges pursuant to Sections 3.3 and 3.4 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in clauses (a), (b) and (c) of this Section 3.5 above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings on interest on the Escrow Fund shall be payable to Borrower. The Escrow Fund shall be established pursuant to the terms and provisions of the Lockbox Agreement. In the event of any inconsistency between the terms and provisions of this Section 3.5 and the terms and provisions of the Lockbox Agreement, the terms and provisions of the Lockbox Agreement shall control.

     Section 3.6 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of reasonable expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 4.4 of this Security Instrument. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

     Section 3.7  Leases and Rents.

          (a) Except as otherwise consented to by Lender, all Leases shall be written on the standard form of lease which shall have been approved by Lender (the "Standard Lease Form"). Upon request, Borrower shall furnish Lender with executed copies of all Leases. No material changes may be made to the Standard Lease Form without the prior written consent of Lender. In addition, all renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and terms and shall be arms-length transactions with bona fide, independent third party tenants. All proposed leases and renewals of existing Leases shall be subject to the prior approval of Lender and its counsel, at Borrower's expense. All Leases shall provide that they are subordinate to this Security Instrument and that the lessee agrees to attorn to Lender, provided that, upon request of any proposed tenant in connection with any proposed Lease in excess of 5,000 rentable square feet, Lender will agree not to disturb the tenant's possession of the premises demised thereunder for so long as the tenant is not in default under the Lease beyond the expiration of any applicable notice or grace period pursuant, and subject, to the terms and provisions of a subordination, non-disturbance and attornment agreement in Lender's customary form (or in the form provided in the Lease or by Tenant, if reasonably acceptable to Lender) (an "SNDA") in respect of such Lease. Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, short of termination thereof; Borrower may terminate, however, Minor Leases as the result of a default by lessee thereunder; (iv) shall not collect any of the Rents more than one (1) month in advance; (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents; (vi) except as expressly permitted herein, shall not alter, modify or change the terms of the Leases without the prior written consent of Lender, or cancel or terminate the Leases or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (vii) shall not alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to the Leases (the "Lease Guaranty") or cancel or terminate such Lease Guaranty without the prior written consent of Lender; and (viii) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender.

          (b) Notwithstanding the provisions of Subsection (a) above, renewals of existing commercial Leases and proposed leases for commercial space shall not be subject to the prior approval of Lender provided all of the following conditions are satisfied: (i) the renewal Lease or series of leases or proposed lease or series of leases covers less than 5,000 rentable square feet, in the aggregate (any such lease or series of leases demising less than 5,000 rentable square feet of the Property being hereinafter referred to as a "Minor Lease"), (ii) the renewal Lease or series of leases or proposed lease or series of leases shall be written on the standard form of Lease which shall have been approved by Lender, (iii) no rent credits, free rents or concessions have been granted under the renewal Lease or proposed lease which are inconsistent with customary leasing practices in the local market in which the Property is located, (iv) the renewal Lease or proposed lease shall provide for rental rates and terms comparable to existing local market rates and terms, (v) the renewal Lease or proposed lease shall be an arms-length transaction with a bona fide, independent third party tenant, and (vi) the renewal Lease or proposed lease shall satisfy such additional criteria as shall be reasonably required by Lender in its sole discretion and of which Borrower has been notified by Lender. Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower's certification that it has satisfied all of the conditions of the preceding sentence within thirty (30) days after the execution of the Lease.

          (c) To the extent permitted by law, Borrower shall promptly deposit with Lender any and all monies representing security deposits under the Leases, whether or not Borrower actually received such monies (the "Security Deposits"). Lender shall hold the Security Deposits in accordance with the terms of the respective Lease, and shall only release the Security Deposits in order to return a tenant's Security Deposit to such tenant if such tenant is entitled to the return of the Security Deposit under the terms of the Lease and is not otherwise in default under the Lease. To the extent required by Applicable Laws (defined below), Lender shall hold the Security Deposits in an interest-bearing account selected by Lender in its sole discretion (it being understood that (i) Lender or Servicer shall have no obligation to maximize the return or yield on any sums so invested, and (ii) any such interest shall constitute additional security for the Obligations). In the event Lender is not permitted by law to hold the Security Deposits, Borrower shall deposit the Security Deposits into an account with a federally insured institution as approved by Lender.

     Section 3.8 Maintenance of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair, reasonable wear and tear excepted. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender.

     Section 3.9 Waste. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

     Section 3.10  Compliance With Laws.

          (a) Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act ("ADA") (collectively, the "Applicable Laws").

          (b) Borrower shall from time to time, upon Lender's request, provide Lender with evidence satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

          (c) Notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, Borrower shall not alter the Property in any manner which would increase Borrower's responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

          (d) Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

          (e) Borrower will take appropriate measures to prevent and will not engage in or knowingly permit any illegal activities at the Property.

     Section 3.11  Books and Records.

          (a) Borrower and any Guarantors (as defined in Subsection 10.1 (e) and Indemnitors (as defined in Subsection 10.1 (k)), if any, shall keep adequate books and records of account in accordance with generally accepted accounting principles, consistently applied ("GAAP"), or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and furnish to Lender:

               (i) monthly operating statements of the Property together with a property balance sheet for such month, prepared and certified by Borrower in the form required by Lender, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for that month and containing appropriate year to date information, and containing a comparison for such quarter with the annual budget delivered pursuant to Subsection 3.11(a)(v), within thirty (30) days after the end of such month;

               (ii) monthly certified rent rolls signed and dated by Borrower, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within thirty (30) days after the end of such month;

               (iii) an annual operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, and containing a comparison for such period with the annual budget delivered pursuant to Subsection 3.11(a)(v), to be prepared and certified by Borrower in the form required by Lender, or if required by Lender, an audited annual operating statement prepared and certified by an independent certified public accountant acceptable to Lender, within ninety (90) days after the close of each fiscal year of Borrower;

               (iv) an annual balance sheet and profit and loss statement of Borrower, any Guarantors and any Indemnitors in the form required by Lender, prepared and certified by the respective Borrower, Guarantors and/or Indemnitors, or if required by Lender, audited financial statements prepared by an independent certified public accountant acceptable to Lender, within ninety (90) days after the close of each fiscal year of Borrower, Guarantors and Indemnitors, as the case may be;

               (v) an annual operating budget presented on a monthly basis consistent with the quarterly and annual operating statements described above for the Property, including cash flow projections for the upcoming year, and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year; and

               (vi) copies of Borrower's federal income tax returns within fifteen (15) days of the date such returns are filed.

          (b) Upon reasonable request from Lender (but, provided no Event of Default shall have occurred and be continuing, not more than two (2) times in any twelve (12) month period) Borrower, its affiliates, any Guarantor and any Indemnitor shall furnish to Lender:

               (i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information reasonably requested by Lender, in reasonable detail and certified by Borrower (or an officer, general partner or principal of Borrower if Borrower is not an individual) to be true and complete; and

               (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

          (c) Borrower, its affiliates, any Guarantor and any Indemnitor shall furnish Lender with such other additional financial or management information as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender.

          (d) Borrower, its affiliates, any Guarantor and any Indemnitor shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records. Within a reasonable time after request by Lender, Borrower, its affiliates, any Guarantor and any Indemnitor shall provide any other information with respect to the Property and the financial condition of Borrower, its affiliates, any Guarantor and any Indemnitor as Lender may from time to time request.

     Section 3.12 Payment for Labor and Materials. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined below).

     Section 3.13  Management Agreements.

          (a) If the Improvements are operated under the terms and conditions of that certain management agreement dated April 1, 1998 between Wellsford Capital (predecessor-in-interest to Borrower), as owner, and Trammel Crow Operations, Inc. (the "Manager"), the owner's interest in which was assigned to Borrower by that certain instrument of assignment dated as of the date hereof (hereinafter, together with any renewals or replacements thereof, being referred to as the "Management Agreement"), which Management Agreement has been approved by Lender, Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Management Agreement and (ii) promptly notify Lender of the giving of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice. Borrower shall not surrender the Management Agreement, consent to the assignment by the Manager of its interest under the Management Agreement (to the extent such consent is required by the Management Agreement), or terminate or cancel the Management Agreement or modify, change, supplement, alter or amend the Management Agreement, in any respect, either orally or in writing, and Borrower hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Security Instrument, all the rights, privileges and prerogatives of Borrower to surrender the Management Agreement or to terminate, cancel, modify, change, supplement, alter or amend the Management Agreement in any respect, and any such surrender of the Management Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Management Agreement without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Security Instrument, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. Lender and any person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If the Manager under the Management Agreement shall deliver to Lender a copy of any notice sent to Borrower of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall, from time to time, use its best efforts to obtain from the Manager under the Management Agreement such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreement as may be requested by Lender. Borrower shall exercise each individual option, if any, to extend or renew the term of the Management Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this
Section 3.13 shall bear interest at the Default Rate (hereinafter defined) from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

          (b) Without limitation of the foregoing, if (i) the Manager shall become insolvent, or (ii) an Event of Default shall occur and be continuing, then Lender, at its option, may require Borrower to engage a bona fide, independent third party management agent approved by Lender in its sole discretion (the "New Manager") to manage the Property. The New Manager shall be engaged by Borrower pursuant to a written management agreement that complies with the terms hereof and is otherwise satisfactory to Lender in all respects.

     Section 3.14 Performance of Other Agreements. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an obligation secured hereby and any amendments, modifications or changes thereto.

     Section 3.15 Change of Name, Identity or Structure. Borrower will not change Borrower's name, identity (including its trade name or names) or, if not an individual, Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender. Borrower will execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

     Section 3.16 Existence. Borrower will continuously maintain its existence and its rights to do business in the state where the Property is located together with its franchises and trade names.


                                  ARTICLE 4

                              SPECIAL COVENANTS

          Borrower covenants and agrees that:

     Section 4.1 Property Use. The Property shall be used only for commercial office space, and for no other use without the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion.

     Section 4.2  ERISA.

          (a) It shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument and the Other Security Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Security Instrument, as requested by Lender in its sole discretion, that (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

          (I) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

          (II) Less than 25 percent of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

          (III) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

     Section 4.3  Single Purpose Entity.  Borrower has not and shall not:

          (a) engage in any business or activity other than the ownership, operation and maintenance of the Property (and the Additional Property (hereinafter defined)), and activities incidental thereto;

          (b) acquire or own any material assets other than (i) the Property and Additional Property, and (ii) such incidental Personal Property as may be necessary for the operation of the Property and the Additional Property;

          (c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

          (d) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower's Partnership Agreement, Articles or Certificate of Incorporation or similar organizational documents, as the case may be, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect the ability of Borrower to perform its obligations hereunder, under the Note or under the Other Security Documents;

          (e) own any subsidiary or make any investment in, any person or entity without the consent of Lender;

          (f) commingle its assets with the assets of any of its general partners, affiliates, principals or of any other person or entity;

          (g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except in the ordinary course of its business of owning and operating the Property and the Additional Property, provided that such debt is paid when due:

          (h) become insolvent and fail to pay its debts and liabilities from its assets as the same shall become due:

          (i) fail to maintain its records, books of account and bank accounts separate and apart from those of the general partners, principals and affiliates of Borrower, the affiliates of a general partner of Borrower, and any other person or entity;

          (j) enter into any contract or agreement with any general partner, principal or affiliate of Borrower, Guarantor or Indemnitor, or any general partner, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, principal or affiliate of Borrower, Guarantor or Indemnitor, or any general partner, principal or affiliate thereof;

          (k) seek the dissolution or winding-up in whole, or in part, of Borrower;

          (1) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any member, general partner, principal or affiliate of Borrower, or any member, general partner, principal or affiliate thereof or any other person;

          (m) hold itself out to be responsible for the debts of another person;

          (n) make any loans or advances to any third party, including any member, general partner, principal or affiliate of Borrower, or any general partner, principal or affiliate thereof;

          (o)  fail to file its own tax returns;

          (p) agree to, enter into or consummate any transaction which would render Borrower unable to furnish the certification or other evidence referred to in Section 4.2(b) hereof;

          (q) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any general partner, principal or affiliate of Borrower, or any general partner, principal or affiliate thereof);

          (r) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; or

          (s) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

          The foregoing covenants shall apply to the members, general partners or principal shareholders of Borrower when appropriate as determined by Lender.

     Section 4.4 Restoration. The following provisions shall apply in connection with the Restoration of the Property:

          (a) If the Net Proceeds shall be less than $200,000.00 and the costs of completing the Restoration shall be less than $200,000.00, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Subsection 4.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument.

          (b) If the Net Proceeds are equal to or greater than $200,000.00 or the costs of completing the Restoration are equal to or greater than $200,000.00, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Subsection (b). The term "Net Proceeds" for purposes of this Section 4.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Subsections 3.3(b)(i),
(iv), (vi) and (vii) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in
Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

               (i) The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions are met:

                    (A) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the Other Security Documents;

                    (B) in the event the Net Proceeds are (1) Insurance Proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged, destroyed, or rendered unusable as a result of such fire or other casualty or (2) Condemnation Proceeds, less than ten (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located in such land;

                    (C) Leases demising in the aggregate a percentage amount equal to or greater than the Rentable Space Percentage (hereinafter defined) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration. The term "Rentable Space Percentage" shall mean (1) in the event the Net Proceeds are Insurance Proceeds, a percentage amount equal to fifty percent (50%) and (2) in the event the Net Proceeds are Condemnation Proceeds, a percentage amount equal to ninety percent (90%);

                    (D) Borrower shall commence the Restoration as soon as reasonably Practicable (but in no event later than sixty (60) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                    (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note and the Applicable Interest Rate (as defined in the Note), which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Subsection 3.3(a)(iii), if applicable, or (3) by other funds of Borrower;

                    (F) Lender shall be satisfied that, upon the completion of the Restoration, the Debt Service Coverage Ratio (as defined herein) shall be at least 1.30 to 1.0, as determined by Lender in its sole and absolute discretion:

                    (G) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date (as defined in the Note), (2) twelve (12) months after the occurrence of such fire or other casualty or taking, whichever the case may be, (3) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Subsection 4.4(b) to remain in effect subsequent to the occurrence of such fire or other casualty or taking, whichever the case may be, and the completion of the Restoration or (4) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable;

                    (H) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations (or, to the extent the Property Constituted a permitted non-conforming use, will continue to constitute a permitted con-conforming use);

                    (I) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable Environmental Laws) defined below; and

                    (J) such fire or other casualty or taking, as applicable, does not result in the loss of access to the Property or the Improvements.

                    The term "Debt Service Coverage Ratio" as used herein shall mean the ratio of (a) the NOI (hereinafter defined) produced by the operation of the Property and the Additional Property during the twelve (12) calendar month period immediately preceding the calculation to (b) the aggregate required debt service payments that would be due and payable with respect to the Property and the Additional Property for the twelve (12) calendar month period immediately following the calculation.

                    The term "NOI" as used herein shall mean the gross income derived from the operation of the Property and the Additional Property, less Expenses (hereinafter defined). NOI shall include only Rents and such other income, including any rent loss or business income insurance proceeds, laundry, parking, vending or concession income and any expenditure relating to the maintenance or operation of the Property and the Additional Property paid by Borrower which is reimbursed by tenants under written leases (a "Tenant Pass-Through") (such as, by way of example, reimbursements for proportionate share of property taxes and operating expenses), which are actually received by Borrower or its agents or representatives and Expenses actually paid or payable on an accrual basis during the twelve (12) month period ending one month prior to the date on which the NOI is being calculated, as set forth on operating statements satisfactory to Lender. NOI shall be calculated on a cash basis in accordance with customary accounting principles applicable to real estate.

                    Notwithstanding the foregoing, NOI shall not include (a) condemnation or insurance proceeds (excluding rent or business income insurance proceeds); (b) any proceeds from the sale, exchange, transfer, financing or refinancing of all or any portion of the Property or any Additional Property; (c) amounts received from tenants as a security deposit; or (d) any other type of income otherwise includable in NOI but paid directly by any tenant to a person or entity other than Borrower or its agents or representatives.

                    The term "Expenses" as used herein shall mean the aggregate of the following items: (a) real estate taxes, general and special assessments or similar charges; (b) sales, use and personal property taxes; (c) management fees of not less than 3% of gross income derived from the operation of the Property and the Additional Property and disbursements for management services, whether such services are performed at the Property or the Additional Property or off-site; (d) wages, salaries, pension costs and all fringe and other employee-related benefits and expenses, up to and including (but not above) the level of the on-site manager, engaged in the repair, operation and maintenance of the Property and the Additional Property and service to tenants and on-site personnel engaged in audit and accounting functions performed by Borrower; (e) insurance premiums including, but not limited to, casualty, liability, rent and fidelity insurance premiums; (f) cost of all electricity, oil, gas, water, steam, HVAC and any other energy, utility or similar item and overtime services, the cost of building and cleaning supplies, and all other administrative, management, ownership, operating, advertising, marketing and maintenance expenses incurred in connection with the operation of the Property and the Additional Property; (g) cost of necessary cleaning, repair, replacement, maintenance, decoration or painting of existing improvements on the Property and the Additional Property (including, without limitation, parking lots and roadways), of like kind and quantity or such kind or quality which is necessary to maintain the Property and the Additional Property to the same standards as competitive properties of similar size and location of the Property and the Additional Property, as applicable, together with adequate reserves for the repair and replacement of capital improvements on the Property and the Additional Property acceptable to Lender; (h) the cost of such other maintenance materials, HVAC repairs, parts and supplies, and all equipment to be used in the ordinary course of business, which is not capitalized in accordance with GAAP; (i) legal, accounting and other professional expenses incurred in connection with the Property and the Additional Property; (j) casualty losses to the extent not reimbursed by a third party; (k) all amounts that should be reserved, as reasonably determined by Borrower with approval by the Lender in its reasonable discretion, for repair or maintenance of the Property and the Additional Property and to maintain the value of the Property and the Additional Property, including replacement reserves; and (1) cost of leasing commissions and tenant concessions payable to tenants pursuant to Leases in effect at the Property. The Expenses shall be based on the above-described items actually incurred or payable on an accrual basis in accordance with GAAP by Borrower during the twelve (12) month period ending one month prior to the date on which the NOI is to be calculated (except the capital expenses and reserves set forth in Subsection (g) above), with customary adjustments for items such as taxes and insurance which accrue but are paid periodically, as adjusted by Lender to reflect projected adjustments for the subsequent twelve (12) month period beginning on the date on which the NOI is to be calculated.

                    Notwithstanding the foregoing, the term "Expenses" shall not include (i) depreciation or amortization or any other non-cash item of expense unless approved by Lender; (ii) interest, principal, fees, costs and expense reimbursements of Lender in administrating the loan evidenced by the Note or exercising remedies under this Security Instrument or the Other Security Documents; or (iii) any expenditure (other than leasing commissions and tenant concessions) properly treated as a capital item under GAAP and such expenditure is treated by Borrower as a capital item in Borrower's financial statements.

               (ii) The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Subsection 4.4(b), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration. Upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

               (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and reasonable acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and reasonable acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

               (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" as used in this Subsection (b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection (b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection (b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers (conditioned only upon payment) or evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

               (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

               (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.4(b) shall constitute additional security for the Obligations.

               (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the Other Security Documents.

          (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt

     Section 4.5 Lockbox Account. Borrower shall cause all rents to be deposited as provided in the Lockbox Agreement (as hereinafter defined).

     Section 4.6 Other Debt. Borrower will not incur or permit to exist any indebtedness for borrowed money or guarantee the obligations of another person or entity other than the Debt.


                                  ARTICLE 5

                       REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants to Lender that:

     Section 5.1 Warranty of Title. Borrower has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "Permitted Exceptions"). Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.

     Section 5.2 Authority. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower's part to be performed.

     Section 5.3 Legal Status and Authority. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the state where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Security Instrument and the Other Security Documents.

     Section 5.4 Validity of Documents. (a) The execution, delivery and performance of the Note, this Security Instrument and the Other Security Documents and the borrowing evidenced by the Note (i) are within the corporate/partnership/limited liability power of Borrower; (ii) have been authorized by all requisite corporate/partnership/limited liability company action; (iii) have received all necessary approvals and consents, corporate, governmental, judicial or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership, operating or trust agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental, judicial or other body (except for the recordation of this instrument in appropriate land records in the state where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby); and (b) the Note, this Security Instrument and the Other Security Documents constitute the legal, valid and binding obligations of Borrower.

     Section 5.5 Litigation. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower's knowledge, threatened or contemplated against, or affecting, Borrower, a Guarantor, if any, an Indemnitor, if any, or the Property that has not been disclosed to Lender or is not adequately covered by insurance, as determined by Lender in its sole and absolute discretion.

     Section 5.6  Status of Property.

          (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3(a)(i)(y) hereof.

          (b) To Borrower's best knowledge, Borrower has obtained all necessary certificates, licenses and other approvals, governmental, judicial and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

          (c) To Borrower's best knowledge, and except as disclosed in the engineering report obtained by Lender in connection with this Security Instrument, the Property and the present and contemplated use and occupancy thereof are in full compliance with all Applicable Laws, including, without limitation, zoning ordinances, building codes, land use and environmental laws, laws relating to the disabled (including, but not limited to, the ADA) and other similar laws.

          (d) To Borrower's best knowledge, and except as disclosed in the engineering report obtained by Lender in connection with this Security Instrument, the Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

          (e) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

          (f)  The Property is served by public water and sewer systems.

          (g) The Property is free from damage caused by fire or other casualty.

          (h) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

          (i) Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

          (j) To Borrower's best knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

          (k) Except as disclosed in the surveys delivered to Lender by Borrower in connection with this Security Instrument, all Improvements lie within the boundary of the Land.

     Section 5.7 No Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.

     Section 5.8 Separate Tax Lot. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvement is assessed and taxed together with the Property or any portion thereof.

     Section 5.9  ERISA Compliance.

          (a) As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and
(ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

          (b) As of the date hereof and throughout the term of this Security Instrument (i) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

     Section 5.10 Leases. (a) Borrower is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid and enforceable;
(c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (e) none of the Rents have been collected for more than one (1) month in advance; (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) except as disclosed in the estoppel certificates delivered to Lender by tenants under Leases at the Property in connection with the execution and delivery of this Security Instrument, there exist no offsets or defenses to the payment of any portion of the Rents; (h) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (i) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; and (j) except as previously disclosed to Lender in writing, each Lease is subordinate to this Security Instrument, either pursuant to its terms or a recorded subordination agreement.

     Section 5.11 Financial Condition. (a) Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, and (b) it has received reasonably equivalent value for the granting of this Security Instrument.

     Section 5.12 Business Purposes. The loan evidenced by the Note is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

     Section 5.13 Taxes. Borrower, any Guarantor and any Indemnitor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

     Section 5.14 Mailing Address. Borrower's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

     Section 5.15 No Change in Facts or Circumstances. All information in the application for the loan submitted to Lender (the "Loan Application") and in all financing statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise materially misleading.


     Section 5.16 Disclosure. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

     Section 5.17 Third Party Representations. Each of the representations and the warranties made herein or in any Other Security Document(s) by (i) Guarantor and (ii) Indemnitor, is true and correct in all material respects.

     Section 5.18 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.


                                  ARTICLE 6

                          OBLIGATIONS AND RELIANCES

     Section 6.1 Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

     Section 6.2 No Reliance on Lender. The general partners, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

     Section 6.3  No Lender Obligations.

          (a) Notwithstanding the provisions of Subsections 1.1(f) and 1.1(1) or Section 3.7, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

          (b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the Other Security Documents, including without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

     Section 6.4 Reliance. Borrower recognizes and acknowledges that in accepting the Note, this Security Instrument and the Other Security Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 5 without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Note, this Security Instrument and the Other Security Documents; and that Lender would not be willing to make the loan evidenced by the Note, this Security Instrument and the Other Security Documents and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 5.


                                  ARTICLE 7

                             FURTHER ASSURANCES

     Section 7.1 Recording of Security Instrument, etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the Other Security Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

     Section 7.2 Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower upon Borrower's failure to comply with Lender's demand for a period in excess of fifteen (15) days, or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 7.2.

     Section 7.3  Changes in Tax, Debt, Credit and Documentary Stamp Laws.

          (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

          (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

          (c) If at any time the United States of America, any state thereof or any subdivision of any such state shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

     Section 7.4  Estoppel Certificates.

          (a) After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid,
(v) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or the Security Instrument,
(vi) that the Note and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (vii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (viii) that all Leases are in full force and effect and (provided the Property is not a residential multifamily property) have not been modified (or if modified, setting forth all modifications), (ix) the date to which the Rents thereunder have been paid pursuant to the Leases, (x) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xi) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

          (b) To the extent required of lessees under any Leases, Borrower shall deliver to Lender, and, otherwise, Borrower shall use commercially reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including but not limited to attestations that the Lease is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease, provided, however, that Borrower shall be deemed to have satisfied its obligations pursuant to the terms of this subparagraph (b) if it obtains from the lessee under the Lease an estoppel certificate in the form required by the Lease. To the extent any lessee shall refuse or fail to so deliver an estoppel certificate as aforesaid, Borrower shall deliver to Lender the required estoppel certificate which shall further provide an explanation as to why the lessee failed or refused to deliver the estoppel certificate.

          (c)  Upon any transfer or proposed transfer contemplated by Section
19.1 hereof, at Lender's request, Borrower, any Guarantors and any Indemnitors shall provide an estoppel certificate to the Investor (defined in Section 19.1) or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may reasonably require.

     Section 7.5 Splitting of Security Instrument. This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, and at Lender's cost and expense, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Borrower, upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of this Security Instrument, and containing terms, provisions and clauses similar to those contained herein and in the Note, and such other documents and instruments as may be reasonably required by Lender, provided that none of the foregoing instruments shall alter the monetary terms contained in the Note, this Security Instrument or the Other Security Documents or increase the obligations or decrease the rights of Borrower, Guarantor or any Indemnitor in respect of the loan secured hereby. In such event, in any instance where the consent of Lender is required under this Security Instrument, Borrower shall be required to obtain only the consent of the holder of the security instrument having the highest lien priority; provided, however, that the foregoing shall not limit Borrower's obligation to obtain the written agreement of the holder of each and every such security instrument to the extent any waiver of rights of any of the holder(s) thereof is requested by Borrower, or in the case of any modification or amendment to any such security instrument.

     Section 7.6 Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Borrower will issue, in lieu thereof, a replacement Note or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor.


                                  ARTICLE 8

                           DUE ON SALE/ENCUMBRANCE

     Section 8.1 Lender Reliance. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the loan secured hereby, and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

     Section 8.2 No Sale/Encumbrance. Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred.

     Section 8.3 Sale/Encumbrance Defined. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 8 shall be deemed to include, but not be limited to,
(a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (c) if Borrower, any Guarantor, any Indemnitor, or any general partner, member or principal shareholder of Borrower, Guarantor or Indemnitor is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders; and (d) if Borrower, any Guarantor or Indemnitor or any partner or member of Borrower, any Guarantor or Indemnitor is a limited or general partnership, limited liability company or joint venture, the change, removal or resignation of a general partner or managing partner or managing member, or the transfer or pledge of the partnership or membership interest of any partner or member or any profits or proceeds relating to such partnership or membership interest. Notwithstanding the foregoing, (i) with the prior written consent of Lender, any member in Borrower shall be permitted to transfer its membership interest to any other member in Borrower as of the date of this Security Instrument, (ii) transfers of stock in Wellsford Real Properties, Inc. ("WRP") shall not require Lender's consent, nor shall Lender's consent be required to any merger, consolidation or other combination of WRP or the direct or indirect sale, lease, exchange, or transfer of all or substantially all of the assets of WRP in one transaction or in a series of related transactions, and (iii) transfers of ownership interests in Wellsford Capital shall not require Lender's consent so long as Wellsford Real Properties, Inc. continues to own a majority interest and maintain management control over Wellsford Capital.

     Section 8.4 Lender's Rights. Lender reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Security Instrument and the Other Security Documents as so modified by the proposed transferee, payment of a transfer fee of not less than one percent (1%) of the principal balance of the Note and all of Lender's expenses incurred in connection with such transfer, the approval by a Rating Agency of the proposed transferee, the proposed transferee's continued compliance with the covenants set forth in Sections
4.2 and 4.3 hereof, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender's consent in such cases where such consent is required. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.


                                  ARTICLE 9

                                 PREPAYMENT

     Section 9.1 Prepayment Before Event of Default. The Debt may be prepaid only in strict accordance with the express terms and conditions of the Note including the payment of any prepayment consideration.

     Section 9.2 Prepayment After Event of Default. If a Default Prepayment (defined below) occurs, Borrower shall pay to Lender the entire Debt, including without limitation, the Prepayment Fee; provided, however, that Borrower shall have no obligation to pay the Prepayment Fee unless the obligation to make the Default Prepayment occurs during the Closed Period (as defined in the Note). For purposes of this Section 9.2, the term "Default Prepayment" shall mean a prepayment of the principal amount of the Note made after the occurrence of any Event of Default or an acceleration of the Maturity Date (as defined in the Note) under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of this Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.


                                 ARTICLE 10

                                   DEFAULT

     Section 10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

          (a)  if any portion of the Debt is not paid on or before the fifth
(5th) day after the same is due or if the entire Debt is not paid on or before the Maturity Date;

          (b) if any of the Taxes or Other Charges is not paid when the same is due and payable except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument and/or the Lockbox Agreement;

          (c) if the Policies are not kept in full force and effect (for any reason other than the failure to pay the premiums therefor to the extent sums sufficient to pay the same have been deposited with Lender pursuant to this Security Instrument and/or the Lockbox Agreement and have not been so paid or applied by Lender), or if the Policies are not delivered to Lender upon request or Borrower has not delivered evidence of the renewal of the Policies thirty (30) days prior to their expiration as provided in Section 3.3(b);

          (d) if Borrower violates or does not comply with any of the provisions of Sections 3.7 or 4.3 or Articles 8, 12 or 13;

          (e) if any representation or warranty of Borrower, Indemnitor or any person guaranteeing payment of the Debt or any portion thereof or performance by Borrower of any of the terms of this Security Instrument (a "Guarantor"), or any general partner, member, principal or beneficial owner of any of the foregoing, made herein or in the Environmental Indemnity (defined below) or any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

          (f) if (i) Borrower or any general partner or member of Borrower, or any Guarantor or Indemnitor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
(B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower or any general partner or member of Borrower, or any Guarantor or Indemnitor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any general partner or member of Borrower, or any Guarantor or Indemnitor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) there shall be commenced against Borrower or any general partner or member of Borrower, or any Guarantor or Indemnitor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) Borrower or any general partner or member of Borrower, or any Guarantor or Indemnitor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower or any general partner or member of Borrower, or any Guarantor or Indemnitor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

          (g) if Borrower shall be in default under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument;

          (h) if the Property becomes subject to any mechanic's, materialman's or other lien other than a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days following Borrower's receipt of notice of the filing thereof;

          (i) if any federal tax lien is filed against the Property and same is not discharged of record within thirty (30) days following Borrower's receipt of notice of the filing thereof;

          (j) if (i) Borrower fails to timely provide Lender with the written certification and evidence referred to in Section 4.2(b) hereof, or
(ii) Borrower consummates a transaction which would cause this Security Instrument or Lender's exercise of its rights under this Security Instrument, the Note or the Other Security Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA or a state statute;

          (k) if any default occurs under any guaranty or indemnity executed in connection herewith including, without limitation, (1) that certain Conditional Guarantee dated the date hereof given by Wellsford Capital, a Maryland real estate investment trust ("Wellsford Capital" or "Guarantor") to Lender, and (2) that certain Environmental Indemnity Agreement dated the date hereof given by Borrower and Wellsford Capital (collectively, "Indemnitors") to Lender, and such default continues beyond the expiration of any applicable notice and grace periods, if any;

          (1) if any default occurs under that certain Lockbox Pledge and Security Agreement dated the date hereof by and between Lender, Hatfield Philips Inc. (the "Servicer") and Borrower (the "Lockbox Agreement") and such default continues after the expiration of applicable notice and grace period, if any;

          (m) if any default occurs under (i) that certain Mortgage and Security Agreement dated as of the date hereof given by Borrower to Lender (the "Canton Security Instrument") encumbering certain real property located in Canton, Massachusetts and more particularly described therein (the "Canton Property"), (ii) that certain Mortgage and Security Agreement dated as of the date hereof given by Borrower to Lender (the "Philadelphia Security Instrument") encumbering certain real property located in Philadelphia, Pennsylvania as more particularly described therein (the "Philadelphia Property"), (iii) that certain Mortgage and Security Agreement dated as of the date hereof given by Borrower to Lender (the "West Chester Security Instrument") encumbering certain real property located in West Chester, Pennsylvania as more particularly described therein (the "West Chester Property"), (iv) that certain Mortgage and Security Agreement dated the date hereof given by Borrower to Lender (the "Piscataway Security Instrument") encumbering certain real property located in Piscataway, New Jersey (the "Piscataway Property"), (v) that certain Mortgage and Security Agreement dated as of the date hereof given by Borrower to Lender (the "Cherry Hill Security Instrument") encumbering certain real property located in Cherry Hill, New Jersey (the "Cherry Hill Property"), and (vi) that certain Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing for Commercial Purposes dated the date hereof given by Borrower to Fidelity National Title Insurance Company, as trustee, for the use and benefit of Lender, as beneficiary (the "Santa Monica Security Instrument") encumbering Borrower's leasehold estate in certain real property located in Santa Monica, California and more particularly described therein (the "Santa Monica Property") (the Canton Security Instrument, the Philadelphia Security Instrument, the West Chester Security Instrument, the Piscataway Security Instrument, the Cherry Hill Security Instrument and the Santa Monica Security Instrument are sometimes herein referred to collectively as the "Additional Security Instruments"; the Canton Property, the Philadelphia Property, the West Chester Property, the Piscataway Property, the Cherry Hill Property and the Santa Monica Property are sometimes herein referred to collectively as the "Additional Property"); or

          (n) if for more than ten (10) days after notice from Lender, Borrower shall continue to be in default under any other term, covenant or condition of the Note, this Security Instrument or the Other Security Documents in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days.

     Section 10.2 Late Payment Charge. If any monthly installment of principal and interest is not paid on or before the tenth (10th) day after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid portion of the outstanding monthly installment of principal and interest then due or the maximum amount permitted by applicable law, to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by this Security Instrument and the Other Security Documents.

     Section 10.3 Default Interest. Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire principal amount of the Note at a rate (the "Default Rate") equal to the lesser of (i) the Interest Rate (as defined in the Note) plus five percent (5%) or (ii) the maximum interest rate permitted by applicable law. The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by this Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.


                                 ARTICLE 11

                             RIGHTS AND REMEDIES

     Section 11.1 Remedies. Upon the occurrence of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

          (a) declare the entire unpaid Debt to be immediately due and payable;

          (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

          (c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

          (d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

          (e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents;

          (f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

          (g) as a matter of right, have a receiver, trustee, liquidator or conservator of the Property appointed, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt;

          (h) subject to any applicable law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

          (i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

          (j) apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument, the Lockbox Agreement or any Other Security Document to the payment of the following items in any order in its uncontrolled discretion:

               (i)  Taxes and Other Charges;

               (ii) Insurance Premiums;

               (iii)    Interest on the unpaid principal balance of the Note;

               (iv) Amortization of the unpaid principal balance of the Note;

               (v) All other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument;

          (k) surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums;

          (l) pursue such other remedies as Lender may have under applicable law, including, without limitation, the STATUTORY POWER OF SALE;

          (m) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion; or

          (n) notwithstanding any other provisions set forth herein and without limitation thereof, this Security Instrument is upon the STATUTORY CONDITIONS, for any breach of which the Lender shall have the STATUTORY POWER OF SALE.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section
11.1 to the contrary, if any Event of Default as described in clauses (i) or
(ii) of Subsection 10.1(f) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

     Section 11.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

     Section 11.3 Right to Cure Defaults. Upon the occurrence of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

     Section 11.4 Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

     Section 11.5 Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

     Section 11.6 Examination of Books and Records. Lender, its agents, accountants and attorneys shall have the right, upon reasonable advance notice and at reasonable times, to examine the records, books, management and other papers of Borrower and its affiliates or of any Guarantor or Indemnitor which reflect upon their financial condition, at the Property or at any office regularly maintained by Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right upon reasonable advance notice and at reasonable times to examine and audit the books and records of Borrower and its affiliates or of any Guarantor or Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located. This Section 11.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

     Section 11.7  Other Rights, etc.

          (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Other Security Documents.

          (b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

          (c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

     Section 11.8 Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

     Section 11.9 Violation of Laws. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

     Section 11.10 Recourse and Choice of Remedies. Notwithstanding any other provision of this Security Instrument, including but not limited to
Article 15 hereof, Lender and other Indemnified Parties (defined in Section
13.1 below) are entitled to enforce the obligations of Borrower, Guarantor and Indemnitor contained in Sections 13.2 and 13.3 and 13.4 without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Lender commences a foreclosure action against the Property, Lender is entitled to pursue a deficiency judgment with respect to such obligations against Borrower, Guarantor and Indemnitor. The provisions of Sections 13.2 and 13.3, 13.4 and 15.3 are exceptions to any non-recourse or exculpation provisions in the Note, this Security Instrument or the Other Security Documents, and Borrower, Guarantor and Indemnitor are fully and personally liable for the obligations pursuant to Sections 13.2 and 13.3, 13.4 and 15.3. The liability of Borrower, Guarantor and Indemnitor are not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Lender from foreclosing pursuant to this Security Instrument or exercising any other rights and remedies pursuant to the Note, this Security Instrument and the Other Security Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Borrower, whether or not action is brought against any other person or entity or whether or not any other person or entity is joined in the action or actions. In addition, Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in
Article 12 or Section 13.4.

     Section 11.11 Right of Entry. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.


                                 ARTICLE 12

                            ENVIRONMENTAL HAZARDS

     Section 12.1 Environmental Representations and Warranties. To the best of Borrower's knowledge, after due inquiry: (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws (defined below) and with permits issued pursuant thereto and (ii) fully disclosed to Lender in writing pursuant to the written reports resulting from the environmental assessments of the Property delivered to Lender (the "Environmental Report"); (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Substances migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to conditions in, on, under or from the Property that is known to Borrower and that is contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

     "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor/hereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act, the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Law" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

     "Hazardous Substances" include but are not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

     "Release" of any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

     "Remediation" includes but is not limited to any response, remedial, removal, or corrective action, any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in
Article 12.

     Section 12.2 Environmental Covenants. Borrower covenants and agrees that: (a) all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property that shall not be remediated in accordance with all applicable Environmental Laws within sixty
(60) days of the occurrence thereof; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are both (1) in compliance with all Environmental Laws and with permits issued pursuant thereto and (2) fully disclosed to Lender in writing; (d) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the "Environmental Liens"); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.3 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any written request of Lender following a Release of a Hazardous Substance upon the Property or Lender's receipt of notice from Borrower pursuant to clause
(i) below (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (1) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property; (2) comply with any Environmental Law; (3) comply with any directive from any governmental authority; and (4) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Borrower shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) Borrower shall immediately notify Lender in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Article
12.  Any failure of Borrower to perform its obligations pursuant to this
Section 12.2 shall constitute bad faith waste with respect to the Property.

     Section 12.3 Lender's Rights. Lender and any other person or entity designated by Lender, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing, provided that Lender or its designee shall repair any physical damage to the Property caused by such invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.


                                 ARTICLE 13

                               INDEMNIFICATION

     Section 13.1 General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (except to the extent any such Losses result from the willful misconduct or gross negligence of Lender or such Indemnified Parties): (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, and the Note, this Security Instrument, or any Other Security Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Note or any of the Other Security Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any Guarantor or Indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding;
(d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Applicable Laws; (j) the enforcement by any Indemnified Party of the provisions of this Article 13; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (1) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note and secured by this Security Instrument (Lender, by its acceptance hereof, represents that no mortgage broker has been retained by Lender in connection with the making of the loan evidenced by the Note); or (m) any misrepresentation made by Borrower in this Security Instrument or any Other Security Document. Any amounts payable to Lender by reason of the application of this Section 13.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Article 13, the term "Indemnified Parties" means Lender and any person or entity who is or will have been involved in the origination of the loan secured hereby, any person or entity who is or will have been involved in the servicing of the loan secured hereby, any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the loan secured hereby (including, but not limited to, Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the loan secured hereby or the Property, whether during the term of the loan secured hereby or as a part of or following a foreclosure of the loan secured hereby and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

     Section 13.2 Mortgage and/or Intangible Tax. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the Other Security Documents.

     Section 13.3 ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.2 or 5.9 or Subsection 4.3(p).

     Section 13.4 Environmental Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past or present non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws; (f) the imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in Article 12 and this Section 13.4; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of Borrower or other users of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances owned or possessed by such Borrower or other users, at any facility or incineration vessel owned or operated by another person or entity and containing such or any similar Hazardous Substance; (j) any acts of Borrower or other users of the Property, in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Borrower or such other users, from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (1) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to Article 12.

     The foregoing indemnity shall survive the payment of the Note, the exercise of a power of sale in respect of the Property, the foreclosure of this Security Instrument or the acceptance of a deed in lieu of the foreclosure of this Security Instrument for a period of two (2) years (the "Environmental Survival Period"), and, except as hereinafter provided, any claim not brought within the Environmental Survival Period shall be deemed waived. Notwithstanding the foregoing, upon the payment in full of the Note and the performance by Borrower of all other Obligations and the release or discharge of record by Lender of this Security Instrument, the foregoing indemnity shall be of no further force or effect upon Borrower's delivery to Lender of an environmental report, prepared by an environmental consultant satisfactory to Lender, showing that no Releases have occurred upon the Property which have not been remediated in accordance with all applicable Environmental Laws and that the Property is otherwise in compliance in all material respects with all Environmental Laws; provided, however, that, notwithstanding anything contained herein to the contrary, in the event such environmental report, or any other environmental report obtained by Lender, shall disclose that a Release occurred upon the Property which has not been remediated in compliance in all material respects with all applicable Environmental Laws or that the Property is not in compliance in all material respects with all Environmental Laws, the foregoing indemnity shall fully survive indefinitely. Nothing herein shall be deemed to impose any liability upon Borrower for any Release of Hazardous Substances, or any violation of Environmental Laws, occurring solely subsequent to (A) a transfer of the Property in accordance with the terms of Article 8 hereof, provided that the transferee shall execute and deliver to the Lender an indemnification substantially in the form of this Section 13.4, (B) the payment in full of the Note and the performance by Borrower of all other Obligations and the release or discharge of record by Lender of this Security Instrument, (C) the exercise of any power of sale in respect of the Property, or (D) the foreclosure of this Security Instrument or the acceptance of a deed in lieu of foreclosure of this Security Instrument.

     Section 13.5 Duty to Defend; Attorneys' Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.




                                 ARTICLE 14

                                   WAIVERS

     Section 14.1 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the Other Security Documents, or the Obligations.

     Section 14.2 Marshalling and Other Matters. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

     Section 14.3 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

     Section 14.4 Waiver of Statute of Limitations. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to Payment of the Debt or performance of its Other Obligations.

     Section 14.5 Sole Discretion of Lender. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or
(c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

     Section 14.6 Survival. The indemnifications made pursuant to Sections 13.2, 13.3 and 13.4 and the representations and warranties, covenants, and other obligations arising under Article 12, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender's interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender's rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the Other Security Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note or the Other Security Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto.

     Section 14.7 WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.


                                 ARTICLE 15

                                 EXCULPATION

     Section 15.1 Exculpation. Except as otherwise provided, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note or this Security Instrument by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Security Instrument, the Other Security Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Security Instrument and the Other Security Documents; provided, however, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting the Note and this Security Instrument, agrees that it shall not, except as otherwise provided in Sections 15.2 and 15.3, sue for, seek or demand any deficiency judgment against Borrower in any action or proceeding, under or by reason of or under or in connection with the Note, the Other Security Documents or this Security Instrument.

     Section 15.2  Reservation of Certain Rights.  The provisions of Section
15.1 shall not (a) constitute a waiver, release or impairment of any obligation evidenced or secured by the Note, the Other Security Documents or this Security Instrument; (b) impair the right of Lender to obtain a deficiency judgment in any action or proceeding in order to preserve its rights and remedies, including, without limitation, foreclosure, nonjudicial foreclosure, or the exercise of a power of sale, under the Additional Security Instruments; however, Lender agrees that it shall not enforce such deficiency judgment against any assets of Borrower other than the Additional Property or in the exercise of its rights and remedies under the Additional Security Instruments; (c) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (d) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with the Note, this Security Instrument, or the Other Security Documents; (e) impair the right of Lender to obtain the appointment of a receiver; (f) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; (g) impair the right of Lender to obtain a deficiency judgment or judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would be otherwise entitled under this Security Instrument, provided, however, Lender shall only enforce such judgment against the insurance proceeds and/or condemnation awards; or (h) impair the right of Lender to enforce the provisions of Sections 11.10, 13.1, 13.2, 13.3 and 13.4 of this Security Instrument.

     Section 15.3 Exceptions to Exculpation. Notwithstanding the provisions of this Article 15 to the contrary, Borrower shall be personally liable to Lender for the Losses it incurs due to: (i) fraud or material misrepresentation by Borrower or any other person or entity in connection with the execution and the delivery of the Note, this Security Instrument or the Other Security Documents; (ii) Borrower's gross negligence or willful misconduct with respect to the management and operation of the Property and/or Borrower's financial affairs; (iii) Borrower's removal or disposal of any Personal Property after an Event of Default; (iv) Borrower's failure to pay Taxes, Insurance Premiums, Other Charges (except to the extent that sums sufficient to pay such amounts have been deposited with Lender pursuant to the terms of this Security Instrument and/or the Lockbox Agreement), charges for labor or materials or other charges that can create liens on the Property; (v) Borrower or Guarantor or any party acting at the behest of Borrower or Guarantor challenges the validity or enforceability of the Note, this Security Instrument or Other Security Documents and/or Borrower or Guarantor or any party acting at the behest of Borrower or Guarantor asserts defenses (other than (A) the defense of payment in full of the Obligations, provided that no other Event of Default has occurred and is continuing, or
(B) a defense made in good faith as to the improper exercise of Lender's remedies under the Note, this Security Instrument or the Other Security Documents, provided that no Event of Default has occurred and is continuing at the time of Lender's exercise of such remedies) to the validity or enforceability of the Note, this Security Instrument or Other Security Documents, in each case solely for the purpose of delaying, hindering or impairing Lender's rights and remedies under the Note, this Security Instrument or Other Security Documents; (vi) Borrower or any party acting at Borrower's behest misapplies or misappropriates Rents, tenant security deposits, insurance proceeds or condemnation awards; or (vii) Borrower's failure to comply with the provisions of Sections 3.3, 3.9, 4.2, 4.3, 12.1, 12.2, 13.1, 13.2, 13.3, 13.4 or 13.5 of this Security Instrument.

     Section 15.4 Recourse. Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Section 15.1 above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event (1) Borrower defaults under Sections 8.2 or 8.3 of this Security Instrument, (2) a voluntary bankruptcy or insolvency proceeding is filed or instituted by Borrower or Guarantor, or an involuntary bankruptcy or insolvency proceeding is filed or instituted against Borrower or Guarantor which is not dismissed within ninety (90) days of the filing thereof (except if such involuntary proceeding is brought by Lender), or (3) any financial information concerning Borrower or Guarantor provided in the Note, this Security Instrument or the Other Security Documents or otherwise in order to induce Lender to make the loan evidenced by the Note is fraudulent in any respect, contains any fraudulent information or misrepresents in any material respect the financial condition of Borrower or any Guarantor or Indemnitor.

     Section 15.5 Bankruptcy Claims. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by this Security Instrument or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Note, this Security Instrument and the Other Security Documents.


                                 ARTICLE 16

                                   NOTICES

     Section 16.1 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:     Wellsford Capital Properties, L.L.C.
               c/o Wellsford Real Properties, Inc.
               610 Fifth Avenue, New York, New York 10020
               Attention:  Gregory F. Hughes
               Facsimile No.:  212-333-2323
               Confirmation No.:  212-333-2300

With a copy to:     Robinson Silverman Pearce Aronsohn & Berman LLP
               1290 Avenue of the Americas
               New York, NY  10104
               Attention:  Dennis M. Sughrue, Esq.
               Facsimile No.:  (212) 541-1490
               Confirmation No.:  (212) 541-2009

If to Lender:       Lehman Brothers Holdings Inc.
               3 World Financial Center - 12th Floor
               New York, New York  10295-1200
               Attention:  Charles W. Schoenherr
               Facsimile No.:  (212) 528-6680
               Confirmation No.:  (212) 526-5069

With a copy to:     Kelley Drye & Warren LLP
               101 Park Avenue
               New York, NY  10178
               Attention:  James J. Kirk, Esq.
               Facsimile No.:  (2112) 808-7897
               Confirmation No.:  (212) 808-7623

or addressed as such party may from time to time designate by written notice to the other parties.

     Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

     For purposes of this Subsection 16.1, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.






                                 ARTICLE 17

                             SERVICE OF PROCESS

     Section 17.1 Submission to Jurisdiction. With respect to any claim or action arising hereunder or under the Note or the Other Security Documents, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the state where the Property is located and the United States District Court located in the Borough of Manhattan in New York, New York and the county in which the Property is located, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Security Instrument brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 17.2 Jurisdiction Not Exclusive. Nothing in this Security Instrument will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.


                                 ARTICLE 18

                               APPLICABLE LAW

     Section 18.1 Choice of Law. This Security Instrument shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and the applicable laws of the United States of America.

     Section 18.2 Usury Laws. This Security Instrument and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

     Section 18.3 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.


                                 ARTICLE 19

                              SECONDARY MARKET

     Section 19.1 Transfer of Loan. Lender may, at any time, and without the consent of Borrower, but at Lender's sole cost and expense, sell, transfer or assign the Note, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any Rating Agency rating such Securities (all of the foregoing entities collectively referred to as the "Investor") and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitor and the Property, whether furnished by Borrower, any Guarantor, any Indemnitor or otherwise, as Lender determines necessary or desirable. Borrower, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this
Section 19.1, including, without limitation, the delivery of an estoppel certificate required in accordance with Subsection 7.4(c) hereof and such other documents as may be reasonably requested by Lender; provided that such cooperation shall not alter the monetary terms of the Note, this Security Instrument or the Other Security Documents, or increase the obligations, or decrease the rights, of Borrower, any Guarantor or any Indemnitor hereunder or thereunder. Borrower shall also furnish and Borrower, any Guarantor and any Indemnitor consent to Lender furnishing to such Investors or such prospective Investors or Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower, any Guarantor and any Indemnitor as may be requested by Lender, any Investor or any prospective Investor or Rating Agency in connection with any sale, transfer or participation interest.


                                 ARTICLE 20

                                    COSTS

     Section 20.1 Performance at Borrower's Expense. Borrower acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loans, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an "Event"). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise, provided that such fees shall be customary and reasonable for the work undertaken. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of Lender, whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise.

     Section 20.2 Attorney's Fees for Enforcement. (a) Borrower shall pay all reasonable legal fees incurred by Lender in connection with (i) the preparation of the Note, this Security Instrument and the Other Security Documents and (ii) the items set forth in Section 20.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Lender in protecting its interest in the Property or Personal Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or Personal Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.


                                 ARTICLE 21

                                 DEFINITIONS

     Section 21.1 General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, partnership, trust, limited liability company, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees", "legal fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.


                                 ARTICLE 22

                          MISCELLANEOUS PROVISIONS

     Section 22.1 No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     Section 22.2 Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

     Section 22.3 Inapplicable Provisions. If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.

     Section 22.4 Headings, etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     Section 22.5 Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

     Section 22.6 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     Section 22.7 Entire Agreement. The Note, this Security Instrument and the Other Security Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and the Other Security Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and the Other Security Documents.


                                 ARTICLE 23

                           CROSS-COLLATERALIZATION

     Section 23.1 Cross Collateralization. Borrower acknowledges that the Debt is secured by this Security Instrument together with the Additional Security Instruments encumbering the Additional Property, all as more specifically set forth in the Note. Upon the occurrence of an Event of Default, Lender shall have the right to institute a proceeding or proceedings for the total or partial foreclosure of this Security Instrument and the Additional Security Instruments whether by court action, power of sale or otherwise, under any applicable provision of law, including, without limitation, the STATUTORY POWER OF SALE, for all of the Debt or the portion of the Debt allocated to the Property as set forth in Exhibit A to the Note, and the liens and the security interests created by the Additional Security Instruments shall continue in full force and effect without loss of priority as liens and security interests securing the payment of that portion of the Debt then due and payable but still outstanding. Borrower acknowledges and agrees that the Property and the Additional Property are located in one or more states and counties, and therefore Lender shall be permitted to enforce payment of the Debt and the performance of any term, covenant or condition of the Note, this Security Instrument, the other Security Documents or the Additional Security Instruments and exercise any and all rights and remedies under the Note, this Security Instrument, the Other Security Documents or the Additional Security Instruments, or as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Lender, in its sole discretion, in any one or more of the states or counties in which the Property or the Additional Property is located. Neither the acceptance of this Security Instrument, the Other Security Documents or the Additional Security Instruments nor the enforcement thereof in any one state or county, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or in any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of the Note, this Security Instrument, the Other Security Documents, or any Additional Security Instrument through one or more additional proceedings in that state or county or in any other atate or county. Any and all sums received by Lender under the Note, this Security Instrument, and the Other Security Documents shall be applied to the Debt in such order and priority as Lender shall determine, in its sole discretion, without regard to the allocated loan amounts set forth on Exhibit A to the Note or the appraised value of the Property or the Additional Property.

     IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower as of the day and year first above written.


                        WELLSFORD CAPITAL PROPERTIES, L.L.C., a Delaware limited liability company


                        By: Wellsford Capital, a Maryland real estate investment trust, its Managing Member



                        By: /s/ Gregory F. Hughes
                           ------------------------------------
                           Name:  Gregory F. Hughes
                           Title: Vice President and Assistant
                               Treasurer

STATE OF NEW YORK   )
                    )   ss.:
COUNTY OF NEW YORK  )


          On the 21st day of October, 1998, before me personally came Gregory
F. Hughes, to me known to be the individual who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the Vice President and Assistant Treasurer of Wellsford Capital, a Maryland real estate investment trust, which trust is the managing member of Wellsford Capital Properties, L.L.C., a Delaware limited liability company; and that he had authority to sign the same; and that he acknowledged to me that he executed the same in such capacity as the act and deed of said limited liability company for the uses and purposes therein mentioned.



                                   /s/ Frantz Michaud
                                      ---------------------
                                        Frantz Michaud
                                        Notary Public

                                  Exhibits



Exhibit A Description of Land

PARCEL 1:

Beginning at a point on the easterly sideline of Keewaydin Drive in the City of Salem, New Hampshire at the southwesterly corner of the granted premises at land now or formerly of Robert B. Ross; thence

Northeasterly           a distance of Six Hundred Five and Twenty-Nine
                        Hundredths (605.29) feet to a point; thence

S 24 degree - 57 - 30"W a distance of Three Hundred Twenty-Five (325.00) feet to a point; thence

S 65 degree - 02' - 30"W a distance of Six Hundred Eighty-Nine and Fifty-
                         Seven Hundredths (689.57) feet to a point; and thence

N 10 degree - 25' - 10"W a distance of Three Hundred Thirty-Five and Seventy-
                         Five Hundredths (335.75) feet to a point of beginning, or as otherwise bounded and described.

The above described parcel of land contains an area of 210,414 square feet or
4.83 acres, more or less, in said Salem and is shown as lot 29-B on a plan entitled "Plan of Land in Salem, New Hampshire, prepared for TA Associates Realty One Limited Partnership," dated June, 1984, prepared by Allen & Demurjian, Inc., and recorded with the Rockingham County (New Hampshire) Registry of Deeds as Plan No. D12590, which plan was revised April 25, 1985, and, as revised, recorded with the Rockingham County Registry of Deeds as Plan No. 13605.

PARCEL 2:

Beginning at a point on the easterly sideline of Keewaydin Drive in the City of Salem, New Hampshire at the northwesterly corner of the premises described below, at land formerly of TA Associates Realty One Limited Partnership, such other land being Parcel 1 described above; thence

Northeasterly           a distance of Six Hundred Eighty-Nine and Fifty-Seven
                        Hundredths (689.57) feet to a point; thence

S 24 degree - 57' - 30"E a distance of Six Hundred Ninety-Seven and Eighty-
                         Five Hundredths (697.85) feet to a point; thence

S 77 degree - 55' - 20"W a distance of Five Hundred Four and Sixty-Three
                         Hundredths (504.63) feet; thence

Northwesterly       a distance of Forty-Four and Fifty Hundredths (44.50)
                    feet to a point; thence

Southwesterly       a distance of Three Hundred and Thirty-Seven Hundredths
                    (300.37) feet to a point of curvature; thence

Northwesterly       and curving to the left along the arc of a curve having a
                    radius of Seventy-Five (75.00) feet, a length of Twenty-
                    Nine and Thirty-Two Hundredths (29.32) feet to a point;
                    thence

Northwesterly       and curing to the right along the arc of a curve having a
                    radius of Fifty (50.00) feet, a length of Forty-Three and Eighty-One Hundredths (43.81) feet to a point; and thence

N 10 degree - 25' - 10"W a distance of Four Hundred Ten and Fifty-Eight
                         Hundredths (410.58) feet to the point of beginning, or as otherwise bounded and described.

The above described parcel of land in Salem in shown as Lot 29-A on the Plan, and as shown on the revised plan recorded as Plan No. 13605 in the Rockingham County Registry of Deeds, contains an area of 444,880 square feet or 10.2 acres, more or less.

PARCEL 3:

Beginning at a point of curvature on the easterly sideline of Keewaydin Drive in the City of Salem, New Hampshire at the northwesterly corner of the granted premises at land formerly of TA Associates Realty One Limited Partnership, such other land being Parcel 2 described above; thence

N 79 degree - 45' - 23"E a distance of Three Hundred and Thirty-Seven
                         Hundredths (300.37) feet to a point; thence

S 12 degree - 24' - 29"E a distance of Five Hundred Eighty-One and Ninety-
                         Nine Hundredths (581.99) feet to a point; thence

N 67 degree - 40' - 50"W a distance of One Hundred Twelve and Fifty-Seven
                         Hundredths (112.57) feet to a point; thence

S 82 degree - 01' - 50"W a distance of Two Hundred Ninety-Two and Forty-Seven
                         Hundredths (292.47) feet to a point; thence

N 10 degree - 25' - 10"W a distance of Three Hundred Ninety-Nine and Twenty
                         Hundredths (399.20) feet to a point of curvature; and thence

Northeasterly           and curving to the left along the arc of a curve
                        having a radius of Seventy-Five (75.00) feet, a length of One Hundred Fifty-Four and Twenty-One
                        Hundredths (154.21) feet to the point of beginning, or as otherwise bounded and described.

The above described parcel of land contains an area of 189,953 square feet or
4.4 acres, more or less in said Salem and is shown as lot 29-1 on a plan entitled "Plan of Land in Salem, New Hampshire, prepared for TA Associates Realty One Limited Partnership," dated June, 1984, prepared by Allen & Demurjian, Inc., recorded with the Rockingham County (New Hampshire) Registry of Deeds as Plan No. D12590, and on that same plan, as revised April 25, 1985, and recorded as plan No. 13605 in the Rockingham County Registry of Deeds.